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February 11, 2020

GlobalSCAPE, Inc.
4500 Lockhill-Selma, Suite 150

San Antonio, Texas 78249

Ladies and Gentlemen:

We are acting as counsel to GlobalSCAPE, Inc., a Delaware corporation (the “Company”), in connection with the Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 on Form S-3, to be filed on February 11, 2020 (as it may be amended, the “Registration Statement”), under the Securities Act of 1933, as amended (the “Act”), covering 5,340,261 shares of the Company’s common stock, par value $0.001 per share (the “Shares”).

We have examined the originals, or certified, conformed or reproduction copies, of all such records, agreements, instruments and documents as we have deemed relevant or necessary as the basis for the opinion hereinafter expressed. In all such examinations, we have assumed the genuineness of all signatures on originals or certified copies and the conformity to original or certified copies of all copies submitted to us as conformed or reproduction copies. As to various questions of fact relevant to such opinion, we have relied upon, and assumed the accuracy of, certificates and oral or written statements and other information of or from public officials, officers or representatives of the Company, and others.

Based upon the foregoing, and the laws of the State of Delaware, we are of the opinion that the Shares have been duly and validly issued and are fully paid, non-assessable and binding obligations of the Company under the laws of the State of Delaware.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,
/s/ OLSHAN FROME WOLOSKY LLP
OLSHAN FROME WOLOSKY LLP

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